UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 10, 2013

NEOGEN CORPORATION

(Exact name of registrant as specified in its charter)

MICHIGAN	0-17988	38-2367843
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

620 Lesher Place Lansing, Michigan		48912
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 517-372-9200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 10, 2013, Neogen Corporation (Nasdaq: NEOG) announced that Lon Bohannon, the company’s President and Chief Operating Officer, announced his intent to retire effective August 31, 2013. Bohannon has been employed by Neogen for 27 years and has served as the company’s Chief Operating Officer since 2000.

Neogen also announced the naming of Stephen Snyder, age 49, as President and Chief Operating Officer Elect to replace Bohannon. Snyder comes to Neogen with 26 years’ experience in leadership roles with both Monsanto and Cargill. His most recent position has been Vice President of Marketing for the Industrial Oils and Lubricants business of Cargill. Earlier, he was Vice President and Global Business Director for Cargill’s Health and Nutrition business, where he was involved in launching the stevia-based natural sweetener business. Most of his career has been devoted to technical, financial, and marketing activities of food related businesses. He earned a degree in chemistry from Phillips University and an MBA from Harvard.

A copy of the press release issued by the Registrant to announce the above is attached to this Current Report as Exhibit 99.1. This press release is being furnished to, as opposed to filed with, the Securities and Exchange Commission. A separate 8-K will be filed under Item 5.02 when Mr. Bohannon resigns from his position of President and Chief Operating Officer and Mr. Snyder is appointed to the position.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 Press Release issued by the Registrant on June 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGEN CORPORATION (Registrant)

Date: June 13, 2013	/s/ Steven J. Quinlan
Steven J. Quinlan
Vice President & CFO